SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 8, 2019

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16th Floor, Rich Towers, 2 Blenheim Avenue Tsim Sha Tsui, Kowloon, Hong Kong	________
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (852) 2622-2891

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

SECTION 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities

On February 8, 2019, we issued a total of 21,975,000 shares of common stock in connection with employment agreements for officers and consulting agreements for consultants.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

SECTION 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 8, 2019, the board of directors appointed Lijun Yu as our Chief Marketing Officer and Linqing Ye, our current Chief Financial Officer, as our Chief Operating Officer.

Lijun Yu is our newly appointed Chief Marketing Officer. Miss Yu, since 2010 to present serves as assistant to supervisor office of Bureau of Panyu Science and Information Technology of Guangzhou where she acts as associated organizer for organized several of business events and conference yearly.

Miss Yu does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Linqing Ye is our newly appointed Chief Operating Officer. He is currently our Chief Financial Officer a director of our company. The employment history for Mr. Ye is disclosed in our Annual Report on Form 10-K for the year ended August 31, 2018 filed with the SEC on December 10, 2018.

There are no family relationships between Messrs. Yu and Ye and any of our directors or executive officers.

Aside from the following, Messrs. Yu and Ye has not had any material direct or indirect interest in any of the Company’s transactions or proposed transactions over the last two years.

On February 8, 2019, we entered into a six year Employment Agreement with Miss Yu to serve as Chief Marketing Officer. We agreed to issue to Miss Yu 10,000,000 shares of common stock upon execution and he is eligible for an annual bonus, paid vacation and health insuarnce benefits. Upon his death or disability, Miss Yu is entited to $1,000,000 prior to all taxes and other withholdings. Miss Yu is entitled to severance benefits upon certain conditions.

On February 8, 2019, we entered into a six year Employment Agreement with Mr. Ye to serve as Chief Operating Officer. We agreed to issue to Mr. Ye 10,000,000 shares of common stock upon execution and he is eligible for an annual bonus, paid vacation and health insuarnce benefits. Upon his death or disability, Mr. Ye is entited to $1,000,000 prior to all taxes and other withholdings. Mr. Ye is entitled to severance benefits upon certain conditions.

The foregoing description of the Employment Agreements does not purport to be complete and is qualified in its entirety by reference to the complete text of Consultancy Agreements filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

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SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Employment Agreement with Miss Yu, dated February 8, 2019
10.2	Employment Agreement with Mr. Ye, dated February 8, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

President

Date: February 11, 2019

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